EXHIBIT 28.5

                   AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), is dated as of June 12, 1996 is made by and between PRIME BANCORP, INC., a Delaware corporation ("PRIME") and FIRST STERLING BANCORP, INC., a Pennsylvania corporation ("FIRST STERLING").

                                BACKGROUND:

          First Sterling is a privately owned bank holding company with its principal executive offices in Devon, Pennsylvania. First Sterling owns all of the issued and outstanding capital stock of First Sterling Bank, a Pennsylvania chartered banking organization ("Bank"), consisting solely of 90,000 authorized shares of common stock, each having a par value of $10.00, all of which shares are issued and outstanding as of the date hereof (collectively the "Bank Common Stock"). The authorized capitalization of First Sterling consists solely of 5,000,000 authorized shares of common stock ("First Sterling Common Stock"), each having a par value of $1.00, of which 1,454,203 shares are issued and outstanding as of the date hereof.

          Prime is a non-diversified saving and loan holding company with its principal executive offices located in Philadelphia, Pennsylvania. The authorized capitalization of Prime consists solely of 10,000,000 authorized shares of common stock, each having a par value of $1.00 ("Prime Common Stock"), of which 3,723,353 shares are issued and outstanding as of the date hereof, and 5,000,000 authorized shares of preferred stock, each having a par value of $1.00 ("Prime Preferred Stock"), of which none are issued and outstanding.

          First Sterling has awarded to certain key employees, officers and directors of the Bank and First Sterling, options to purchase First Sterling Common Stock ("First Sterling Stock Options"). In connection with the transactions contemplated hereby, the parties desire that Prime assume as provided herein the obligations of First Sterling with respect to the First Sterling Stock Options outstanding as of the date of this Agreement, as such number may be reduced through exercise or cancellation.

          The Board of Directors of each of Prime and First Sterling deem it advisable and in the best interest of their respective stockholders that First Sterling merge with and into Prime pursuant to the Merger (as hereafter defined) hereinafter provided for, and desire to make certain representations, warranties and agreements in connection with such Merger. The parties intend that the transactions contemplated by this Agreement shall
(i) constitute a reorganization as described in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), and (ii) be accounted for as a "pooling of interests" under generally accepted accounting principles.
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          NOW, THEREFORE, in consideration of the foregoing, the
representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties agree as follows:


                                 ARTICLE I
                                THE MERGER

          1.01 The Merger.

               (a) First Sterling and Prime will execute and deliver, and agree subject to the terms and conditions of this Agreement, to submit to their respective shareholders for adoption and approval as required under the Delaware General Corporation Law ("DGCL"), or the Pennsylvania Business Corporation Law ("PBCL"), as applicable, together with this Agreement, the Plan of Merger in the form attached hereto as Exhibit 1.01, with such further changes as may be mutually agreed upon by the parties hereto ("Merger Agreement"), providing for the merger of First Sterling with and into Prime ("Merger") and the conversion of each of the outstanding shares of First Sterling Common Stock into shares of Prime Common Stock as provided herein and in the Merger Agreement. From and after the Effective Time (as defined below), the identity and separate existence of First Sterling shall cease, and Prime shall succeed, without other transfer, to all the rights, properties, debts and liabilities of First Sterling.

               (b) In connection with the Merger, Prime shall take such actions as may be necessary to reserve sufficient shares of Prime Common Stock, prior to the Merger, to permit the issuance of shares of Prime Common Stock to the holders of the outstanding shares of First Sterling Common Stock as of the Effective Time in accordance with the terms of the Merger Agreement and this Agreement and upon exercise of the First Sterling Stock Options to be assumed by Prime pursuant to the terms of this Agreement.

          1.02 Effective Time of the Merger. Promptly after all conditions to this Agreement have been satisfied or waived, a certificate and articles of merger pertaining to the Merger (collectively the "Merger Documents"), or such other documents reasonably necessary to effect the Merger shall be executed and filed in accordance with the DGCL and the PBCL, as the case may be, and the Merger shall become effective substantially simultaneously in accordance with the terms of the Merger Agreement (such time and date are referred to herein as the "Effective Time"). The Merger shall have all of the effects as are set forth in the Merger Agreement, the DGCL and the PBCL.

          1.03 Merger Consideration.

               (a) Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger, each share of Prime Common Stock issued and outstanding immediately prior to the Effective Time, shall be unchanged and shall remain issued and outstanding common stock of
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Prime after the Effective Time.  The shares of Prime Common Stock owned by
First Sterling or any of its subsidiaries (other than shares held in trust, managed, custodial or nominee accounts and the like or held by mutual funds for which First Sterling or any Subsidiary acts as investment advisor, that in any such case are beneficially owned by third-parties (any such shares, "trust account shares") and shares acquired in respect of debts previously contracted (any such shares, "DPC shares")) shall become treasury shares of Prime.

               (b) Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger, each share (excluding shares held by First Sterling or any of its Subsidiaries ("Treasury Shares") or Prime or any of its Subsidiaries (in each case other than trust account shares or DPC shares)) of First Sterling Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive one share (subject to possible adjustment as set forth in Section 1.05 hereof) (the "Exchange Ratio") of Prime Common Stock. All shares of First Sterling Common Stock owned by First Sterling or its Subsidiaries as Treasury Shares and all shares of First Sterling Common Stock owned by Prime or its Subsidiaries (in each case other than trust account shares or DPC shares) shall be canceled and retired and shall cease to exist, and no shares of Prime Common Stock or other consideration shall be deliverable in exchange therefor.

          1.04 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Prime Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in connection with the Merger. In lieu of any fractional shares, Prime shall pay to each holder of First Sterling Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the average of the last quoted bid and ask prices for Prime Common Stock for the five trading days immediately preceding the Effective Time, as the same are reported on the Nasdaq National Market System.

          1.05 Anti-Dilution Provisions. In the event Prime changes (or establishes a record date for changing) the number of shares of Prime Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Prime Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionally adjusted.

          1.06 Exchange Procedures.

               (a) As of the Effective Time, Prime shall cause to be deposited with American Stock Transfer & Trust Company (or another bank or institution selected by Prime and reasonably acceptable to First Sterling) ("Exchange Agent"), for the benefit of the holders of the then issued and outstanding shares of First Sterling Common Stock, for exchange in accordance with this Article I, certificates representing the Prime Common Stock and cash in lieu of any fractional shares to be issued in exchange for the issued
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and outstanding shares of First Sterling Common Stock.

               (b) From and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time, represented a share of First Sterling Common Stock (other than Treasury Shares or shares held by Prime or First Sterling excluding trust account shares or DPC shares), shall be entitled to receive in exchange therefor (or upon provision of an appropriate affidavit of lost certificate and indemnity bond), upon surrender thereof to the Exchange Agent (i) a certificate or certificates representing a number of whole shares of Prime Common Stock into which such holder's First Sterling Common Stock were converted pursuant to the Merger, and (ii) the cash payment, if any, in lieu of the issuance of fractional shares as provided in Section 1.04 hereof. From and after the Effective Time, Prime shall be entitled to treat each certificate representing the issued and outstanding shares of First Sterling Common Stock immediately prior to the Effective Time (each a "First Sterling Certificate"), which has not yet been surrendered for exchange, as evidencing the ownership of the number of full shares of Prime Common Stock into which the First Sterling Common Stock represented by such First Sterling Certificate shall have been converted pursuant to this Article I, notwithstanding the failure to surrender such First Sterling Certificate. However, notwithstanding any other provision of this Agreement, until holders or transferees of First Sterling Certificates formerly representing First Sterling Common Stock shall have surrendered them for exchange as provided herein (y) no dividend or other distribution shall be paid with respect to any shares of Prime Common Stock represented by such First Sterling Certificates and no payment for fractional shares shall be made, and (z) without regard to when such First Sterling Certificates are surrendered for exchange as provided herein, no interest shall be paid or payable on any dividends, if any, or any amount payable in respect of fractional shares of Prime Common Stock pursuant to
Section 1.04 hereof. Upon surrender of a First Sterling Certificate which immediately prior to the Effective Time represented First Sterling Common Stock, there shall be paid to the holder of such First Sterling Certificate, the amount of any dividends, if any, which theretofore became payable, but which were not paid by reason of the holder's failure to surrender such First Sterling Certificate, with respect to the number of whole shares of Prime Common Stock represented by such First Sterling Certificate issued upon such surrender. If any certificate for Prime Common Stock is to be issued in a name other than that in which the First Sterling Certificate surrendered in exchange therefor is registered, it shall be a condition of such an exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of such certificate for shares of Prime Common Stock in a name other than that of the registered holder of the First Sterling Certificate surrendered, or shall establish to the satisfaction of Prime that such tax has been paid or is not applicable.

               (c) As soon as practicable after the Effective Time, Prime shall make available to the Exchange Agent stock certificates for the Prime Common Stock required to effect the exchange referred to in this Article I. The shares of Prime Common Stock into which the shares of First Sterling Common Stock shall be converted in the Merger shall be deemed to have been
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issued at the Effective Time.

               (d) Promptly after the Effective Time, Prime shall cause the Exchange Agent to mail to each holder of record of First Sterling Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected and risk of loss and title to the First Sterling Certificates shall pass, only upon delivery of the First Sterling Certificates to the Exchange Agent, which letter shall be in a form and contain such provisions as are mutually agreeable to Prime and First Sterling, and (ii) instructions for use in effecting the surrender of the First Sterling Certificates in exchange for certificates representing shares of Prime Common Stock and cash in lieu of fractional shares. Upon the proper surrender of the First Sterling Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such First Sterling Certificate shall be entitled to receive in exchange therefor (y) a certificate representing that number of whole shares of Prime Common Stock into which the First Sterling Common Stock represented by the First Sterling Certificates surrendered shall have been converted pursuant to the Merger and (z) a check representing the amount of cash in lieu of any fractional shares and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of such First Sterling Certificate surrendered. Each First Sterling Certificate so surrendered shall forthwith be canceled.

               (e) In the event that any shares or funds held by the Exchange Agent remain unclaimed by the holders of record of First Sterling Common Stock at the Effective Time for a period of six (6) months after the Effective Time, such shares and funds shall be redelivered to Prime. Any shareholders of First Sterling who have not theretofore complied with the exchange procedures set forth in this Section 1.06, shall thereafter look only to Prime for payment of their shares of Prime Common Stock, cash in lieu of fractional shares, and any unpaid dividends and distributions on the Prime Common Stock deliverable in respect of each share of First Sterling Common Stock, such shareholder held at the Effective Time, without any interest thereon. If any outstanding First Sterling Certificates are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and other applicable law, become the property of Prime (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Prime, the Exchange Agent or other person shall be liable to any former holder of First Sterling Common Stock for any amounts delivered to a public body or official pursuant to applicable abandoned property, escheat or similar laws.

          1.07 Options. Notwithstanding any provision to the contrary therein, from and after the Effective Time, all First Sterling Stock Options which are then outstanding and unexercised, shall be converted into and become options to purchase shares of Prime Common Stock, and Prime shall assume each such First Sterling Stock Option in accordance with the terms of
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the agreement which evidences such option; provided, however, that from and after the Effective Time (i) each First Sterling Stock Option assumed by Prime may be exercised solely to purchase shares of Prime Common Stock, (ii) the number of shares of Prime Common Stock purchasable upon exercise of any such First Sterling Stock Option shall be equal to the number of shares of First Sterling Common Stock that were purchasable under such First Sterling Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding up to the nearest whole share, and (iii) the per share exercise price under each such First Sterling Stock Option shall be adjusted by dividing the per share exercise price of each such First Sterling Stock Option by the Exchange Ratio and rounding to the nearest cent. It is intended that the foregoing assumption by Prime of the obligations with respect to outstanding First Sterling Stock Options shall be effected in a manner which is consistent with the requirements of Section 424 of the Code as to any First Sterling Stock Option that is an incentive stock option as defined in Section 422 of the Code.


                                ARTICLE II
                                  CLOSING

          2.01 Closing. Unless otherwise agreed in writing, the closing of the Merger ("Closing") shall take place at 2600 One Commerce Square, Philadelphia, Pennsylvania, on a date not later than five (5) business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding the conditions that by their terms cannot be satisfied until the Closing Date) set forth in Article VI ("Closing Date"), unless another time or date is agreed to in writing by the parties. If, through no fault of either Prime, First Sterling or the Bank, Closing is not held on or before March 31, 1997, this Agreement may be terminated by Prime or First Sterling by written notice to the other.

          2.02 Deliveries. In addition to the instruments and certificates to be delivered and the payments to be made at Closing as provided in Article I hereof, there shall be delivered, the opinions, certificates, consents and other documents required to be delivered pursuant to Article VI hereof.

          2.03 Effectiveness. All transactions, deliveries and payments to take place at the Closing shall be deemed to take place simultaneously and no transaction, delivery, certificate, consent or other document or payment shall be deemed made until all transactions, deliveries and payments at the Closing are completed. All such transactions, deliveries and payments shall be given effect as of the commencement of business on the Closing Date.

                                ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF FIRST STERLING

          Except as disclosed in a disclosure schedule which specifically refers to the section to which such disclosure relates and is delivered prior to the execution of this Agreement ("First Sterling Disclosure Letter"), First Sterling represents and warrants to Prime as follows:
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          3.01 Organization, Power, Etc., of the Bank.  The Bank is a
chartered banking organization duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed and is in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of its business, as now being conducted, makes such qualification necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, operations or financial condition of the Bank. The First Sterling Disclosure Letter sets forth a complete list of the jurisdictions in which the Bank is qualified or licensed to do business. Prime has heretofore received true and complete copies of the Articles of Incorporation and Bylaws as currently in effect, of the Bank.

          3.02 Organization, Power, Etc., of First Sterling. First Sterling is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed and is in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of its business, as now being conducted, makes such qualification necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, operations or financial condition of First Sterling. The First Sterling Disclosure Letter sets forth a complete list of the jurisdictions in which First Sterling is qualified or licensed to do business. Prime has heretofore received true and complete copies of the Articles of Incorporation and Bylaws as currently in effect, of First Sterling.

          3.03 Subsidiaries; Joint Ventures. The Bank has no Subsidiaries and is not engaged in any joint ventures or partnerships with third parties. Other than the Bank, First Sterling has no Subsidiaries and is not engaged in any joint ventures or partnerships with third parties. "Subsidiary" or "Subsidiaries" shall mean an affiliate (as defined under the federal securities laws) controlled directly or indirectly through one or more intermediaries.

          3.04 Authorization and Effect of Agreement.

               (a) First Sterling has all requisite power and authority to execute, deliver and perform this Agreement; the execution, delivery and performance of this Agreement by First Sterling have been duly authorized by all requisite corporate action; and this Agreement has been duly executed and delivered by First Sterling and constitutes the legal, valid and binding obligation of First Sterling, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, or by the principles governing the availability of equitable remedies.
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               (b)  The execution, delivery and performance by First Sterling of this Agreement will not violate or conflict with any provision of law or regulation, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of First Sterling, the Bank or any Subsidiary, any judgment, award or decree or any material indenture, agreement or other instrument to which First Sterling, the Bank or any Subsidiary is a party, or by which they or any of their properties or assets is bound or affected, or result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of First Sterling, the Bank or any Subsidiary.

          3.05 Capital Stock of the Bank. The authorized capital stock of the Bank consists solely of 90,000 authorized shares of common stock, each having a par value of $10.00, all of which are duly authorized, validly issued and outstanding, fully paid and nonassessable, and no shares are held as treasury shares by the Bank. None of the Bank Common Stock has been issued in violation of any preemptive rights of any past or present stockholder of the Bank or any stock purchase agreement or other agreement to which the Bank or First Sterling was or is a party or by which either was or is bound. No subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of any class of capital stock of the Bank, or any instrument or securities convertible into capital stock, is authorized or outstanding. No shares of Bank Common Stock have been reserved for issuance and neither the Bank nor First Sterling has any obligation or commitment to authorize, issue, sell, repurchase or redeem any shares of Bank Common Stock. There is no commitment of the Bank to distribute to holders of any class of its capital stock any evidences of indebtedness or assets and the Bank has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All shares of Bank Common Stock are owned legally and beneficially by First Sterling, free and clear of all Liens (as defined in Section 3.11 hereof).

          3.06 Capital Stock of First Sterling. The authorized capital stock of First Sterling consists solely of 5,000,000 authorized shares of common stock, each having a par value of $1.00, of which 1,454,203 shares are duly authorized, validly issued and outstanding, fully paid and nonassessable, and 15,800 shares are held as treasury shares by First Sterling. None of the issued and outstanding shares of First Sterling Common Stock has been issued in violation of any preemptive rights of any past or present stockholder or any stock purchase agreement or other agreement to which First Sterling was or is a party or by which it was or is bound. No subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of any class of capital stock of First Sterling, or any instrument or securities convertible into capital stock, is authorized or outstanding other than the First Sterling Stock Options and First Sterling Debentures (as defined in Section 5.02). No shares of First Sterling Common Stock have been reserved for issuance and First Sterling has
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no obligation or commitment to authorize, issue, sell, repurchase or redeem any First Sterling Common Stock, except pursuant to the First Sterling Stock Options and the First Sterling Debentures. There is no commitment of First Sterling to distribute to holders of any class of its capital stock any evidences of indebtedness or assets and First Sterling has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. There is not now, and at Closing there will not be, any stockholder agreement, voting trust or other agreement or understanding to which First Sterling or, to the best of its knowledge, any of its shareholders is a party or bound relating to the voting of First Sterling Common Stock. All of the issued and outstanding shares of First Sterling Common Stock have been issued pursuant to proper and effective exemptions from registration under applicable federal and state securities laws. The First Sterling Disclosure Letter sets forth a true, accurate and complete list of each First Sterling Stock Option with the name of the holder, number of shares, term, vesting schedule, grant date, expiration date and exercise price. No Subsidiary of First Sterling holds any shares of First Sterling Common Stock.

          3.07 Governmental Requirements. The Merger will require (insofar as the Bank and First Sterling are concerned) the approval or non-objection of the Pennsylvania Banking Department (the "PADOB"), the Board of Governors of the Federal Reserve (the "Federal Reserve"), the Federal Deposit Insurance Corporation ("FDIC") and the U.S. Department of Justice. No other consent, approval, authorization or permit of, or filing with or notification to, any governmental entity or Regulatory Agency (except for the filing of articles of merger and a certificate of merger under the PBCL and DGCL) is required in order to authorize First Sterling or the Bank to complete the transactions contemplated by this Agreement. "Regulatory Agency (Agencies)" shall mean the PADOB, the Federal Reserve, the FDIC, the U.S. Department of Justice, the Office of Thrift Supervision, the U.S. Securities and Exchange Commission, the Pennsylvania Securities Commission, the Office of the Comptroller of the Currency, and each other federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or their holding companies or the issuance of securities or engaged in the insurance of deposits. Neither First Sterling nor any of its Subsidiaries or any of their respective assets, is a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or has adopted any board resolution at the request of, any Regulatory Agency.

          3.08 Financial Information. First Sterling has previously delivered to Prime its audited consolidated balance sheets as of December 31, 1993, December 31, 1994 and December 31, 1995, and the related audited consolidated statements of operations and shareholders' equity and of consolidated cash flows for the years ended December 31, 1993, December 31, 1994 and December 31, 1995, including the notes thereto (collectively, the "Financial Statements"), together with the reports thereon of First Sterling's and the Bank's independent accountants. First Sterling has previously delivered to Prime its unaudited consolidated balance sheet as of
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March 31, 1996 and the related unaudited consolidated statements of operations for the three months ended March 31, 1996 (collectively, the "Interim Financial Statements"). The Financial Statements and Interim Financial Statements (i) were prepared from the books and records of First Sterling, the Bank and the Subsidiaries and (ii) present fairly the consolidated financial position of First Sterling and the Bank, respectively, as of the respective dates specified therein, and the consolidated results of operations and retained earnings and of consolidated cash flows of First Sterling and the Bank, respectively, for the respective periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis (subject in the case of the Interim Financial Statements to normal, recurring audit adjustments).


          3.09 Absence of Undisclosed Liabilities.

               (a) Except as and to the extent reflected or reserved against in the respective Interim Financial Statements of First Sterling and the Bank and except for other liabilities or obligations which in the aggregate would not have a material adverse effect on First Sterling, its financial condition, business or assets, as of March 31, 1996 neither the Bank nor First Sterling had any liabilities or obligations, secured or unsecured (whether known or unknown, accrued, absolute, contingent or otherwise) of a nature customarily accrued, reserved against or disclosed in a balance sheet prepared in conformity with generally accepted accounting principles, including, without limitation, (i) any tax liabilities due or to become due, or whether incurred in respect of or measured by the assets, sales or income of First Sterling, the Bank or the Subsidiaries for any period to March 31, 1996, or arising out of transactions entered into or any state of facts existing at such date, and (ii) any loss contingencies as may be required by generally accepted accounting principles to be disclosed, if not accrued; and there is no basis for the assertion against First Sterling, the Bank or any Subsidiary as of March 31, 1996 of any liabilities or obligations not adequately reflected or reserved against in their respective Interim Financial Statements.

               (b) On the Closing Date neither First Sterling, the Bank nor any Subsidiary will have (i) any loss contingency of a nature customarily accrued, reserved against or disclosed in a balance sheet prepared in conformity with generally accepted accounting principles, nor (ii) any other liabilities or obligations, except as will have been incurred from and after March 31, 1996 in the ordinary course of business, and consistent with the terms of this Agreement, in aggregate amounts not materially greater than those incurred in the comparable period during the prior fiscal year and except for other liabilities or obligations which in the aggregate would not have a material adverse effect on First Sterling, its financial condition, business or assets.

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          3.10 Absence of Certain Changes.  Since March 31, 1996:

               (a) neither First Sterling, the Bank nor any Subsidiary has conducted its business other than in the ordinary course;

               (b) neither First Sterling, the Bank nor any Subsidiary has suffered any change in its condition (financial or otherwise), assets, liabilities (accrued, absolute, contingent or otherwise), earnings, prospects or business, except for changes which have been in the ordinary course of business and which have not, individually or in the aggregate, been materially adverse;

               (c)  neither First Sterling, the Bank nor any Subsidiary has
(i) experienced any labor-management dispute or work stoppage or any strike which has had or is likely to have a material adverse effect on First Sterling or (ii) suffered any casualty loss (whether or not insured) in excess of $50,000 in amount individually;

               (d) neither First Sterling, the Bank nor any Subsidiary has permitted or allowed any of its properties or assets to be mortgaged, pledged or subjected to any security interest, lien or encumbrance securing indebtedness or obligations, other than for Liens securing purchase money debt the aggregate payments on which on any individual obligation do not exceed $50,000;

               (e) neither First Sterling, the Bank nor any Subsidiary has canceled any material debts or claims, or waived any rights of substantial value, or sold, leased or transferred any material properties or assets except for a fair consideration in the ordinary course of business and consistent with past practice;

               (f) neither First Sterling, the Bank nor any Subsidiary has transferred or granted any rights under any material concessions, leases, licenses, agreements, patents, inventions, trademarks, tradenames, servicemarks, brand names or copyrights or with respect to any know-how owned or used by, or benefitting it other than in the ordinary course of business;

               (g) neither First Sterling, the Bank nor any Subsidiary has granted any increase in the compensation of its employees other than in the ordinary course of business consistent with past practice (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment);

               (h) neither First Sterling, the Bank nor any Subsidiary has made any capital expenditure or commitment for additions to its property, plant or equipment in excess of $50,000 in the aggregate;

               (i) there has not been any change in the authorized, issued or outstanding capital stock of First Sterling, the Bank or any Subsidiary, any granting of any stock option or right to purchase shares of capital stock or the issuance of any security convertible into shares of capital stock of

First Sterling, the Bank or any Subsidiary, any purchase, redemption, retirement or other acquisition of any shares of capital stock of First Sterling, the Bank or any Subsidiary, or any agreement to do any of the foregoing, or any declaration, setting aside, or payment of any dividend or the making of any other distribution or payment in respect of the capital stock of First Sterling, the Bank or any Subsidiary;

               (j) neither First Sterling, the Bank nor any Subsidiary has failed to extend credit to any customers or other third parties doing business with it except in the ordinary course of business consistent with past practice;

               (k) neither First Sterling, the Bank nor any Subsidiary has failed to use its best efforts to operate its business in the ordinary course so as to preserve its business intact, to keep available to Prime the services of the Bank's employees, and to preserve for Prime the goodwill of the Bank's suppliers, customers and others having business relations with it;

               (l) neither First Sterling, the Bank nor any Subsidiary has changed any of its accounting principles or the methods of applying such principles;

               (m) no event or circumstance has occurred or has arisen which may require the Bank or any of its Subsidiaries to write down or write off all or part of the value of any asset or to establish or increase any general or specific reserves for losses on any assets; and

               (n) neither First Sterling, the Bank nor any Subsidiary has agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 3.10.

          3.11 Title, Assets, Absence of Liens, Etc. First Sterling, the Bank and each of its Subsidiaries has, with respect to all assets and properties owned or used by it, good and valid, and with respect to all owned real property marketable and insurable, title, free and clear of all liens, encumbrances, encroachments, defects, mortgages, pledges, liabilities, options, security interests, conditional sale or other title retention agreements, assessments, licenses, covenants, restrictions, reservations, claims, burdens, charges and rights and interests whatsoever of third parties (collectively, "Liens"), except for Liens adequately disclosed in the Financial Statements or Interim Financial Statements.

          3.12 Tax Matters. (A) First Sterling, the Bank and the Subsidiaries have each duly and timely filed (taking into account any extensions of time to file) with the appropriate federal, state, county, local and foreign governmental tax authorities all tax returns required to be filed by or with respect to First Sterling, the Bank and the Subsidiaries pursuant to any applicable federal, state, county, local or foreign tax laws ("Tax Returns"); (B) such Tax Returns correctly reflect in all material respects all taxes due and such Tax Returns have not been amended by First Sterling, the Bank or the Subsidiaries; (C) First Sterling, the Bank and the

Subsidiaries (i) have each paid or properly accrued on the Financial Statements and Interim Financial Statements, and for periods through March 31, 1996 on their respective books and records (x) all taxes shown as due and payable on such Tax Returns, (y) all assessments in respect of any such taxes and (z) all other taxes upon any of them or upon any of the respective properties, assets, revenues, income or franchises due and payable in respect of all periods through March 31, 1996, and (ii) have each paid or properly accrued on their respective books and records all taxes for any period from the date of the last reporting period covered by such Tax Returns until the date hereof; (D) there are no tax liens upon any property of First Sterling, the Bank or any Subsidiary and neither the Bank nor any Subsidiary has been advised by any tax authority of any proposal to file a tax lien against it or to claim or assess any deficiency or adjustment to tax; (E) there is no pending tax examination, or other proceeding with respect to taxes, involving First Sterling, the Bank or any Subsidiary; (F) the Federal Income Tax Returns of First Sterling, the Bank and the Subsidiaries have never been audited and no extensions of the applicable statutes of limitation for any prior period or periods have been granted; (G) neither First Sterling, the Bank nor any Subsidiary has disclosed on Form 8275, or on any other form of disclosure statement included with a Tax Return filed with the Internal Revenue Service, the existence of any item for purposes of avoiding a substantial understatement or negligence penalty pursuant to Section 6661 or
Section 6662 of the Code; (H) there are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any Tax Returns by First Sterling, the Bank or any Subsidiary or the payment by, or assessment against, First Sterling, the Bank or any Subsidiary of any tax; and (I) First Sterling, the Bank and each Subsidiary have withheld or collected from each payment made to each of its respective employees (or has otherwise paid or made provision for) the amount of all taxes (including but not limited to Federal Income Taxes, Federal Insurance Contribution Act taxes, state and local income and wage dues, payroll taxes, workers' compensation and unemployment compensation taxes) required to be withheld or collected therefrom and has paid (or caused to be paid) the same in respect of its respective employees, in each case when due. For purposes of this Agreement, the terms "tax" and "taxes" shall include all federal, state, county, local and foreign taxes, assessments, duties and tariffs, including without limitation all income, franchise, property, production, sales, use, payroll, license, windfall profits, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

               No agreement or consent pursuant to Section 341(f) of the Code has ever been made with respect to First Sterling, the Bank or any Subsidiary, to any of the assets or properties thereof or to any predecessor corporation thereof. Further, neither First Sterling nor the Bank nor any Subsidiary shall make any agreement or consent pursuant to Section 341(f) in respect of any such corporation or as a result of the transactions contemplated hereby or otherwise.

               None of the assets of First Sterling, the Bank or the Subsidiaries is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to the repeal of said leasing provisions.

          3.13 Use of Real and Personal Property. The owned and leased or licensed real and personal property of First Sterling, the Bank and each Subsidiary are used and operated in compliance and conformity in all material respects with all applicable material leases, contracts, commitments, licenses and Permits (as defined in Section 3.14), and conform in all material respects with all applicable laws, regulations, ordinances and codes, and in each case are in good operating condition and repair and are adequate and sufficient for the operation of their respective businesses as presently conducted. The First Sterling Disclosure Letter sets forth a complete and accurate description of all owned real property and leased real property and material leased personal property, including the principal terms of such leases. No law, regulation, ordinance or agreement presently in effect precludes or materially restricts continuation (presently or after Closing) of the present use of such property in the manner heretofore used by First Sterling, or any Subsidiary. For these purposes, materiality shall mean leases or other contracts or commitments where First Sterling or its Subsidiaries are obligated to make future payments on any such item in excess of $50,000. There are no nonconforming uses or variances in effect with respect to any plant, facility, structure or building owned and/or used by First Sterling or any Subsidiary. Neither First Sterling, the Bank nor any Subsidiary has received notice from any governmental entity of any material violation of any applicable zoning or building regulation, ordinance or law, Permit, any health or safety statute, order, rule, regulation or requirement, or any other law or statute relating to the use by First Sterling, the Bank and the Subsidiaries of their assets or the conduct of their businesses in connection therewith, and, so far as is known to First Sterling and the Bank, there is no such violation. First Sterling and the Bank know of no pending or threatened condemnation proceedings relating to any of the owned or leased properties of First Sterling or any Subsidiary which would have a material adverse effect on First Sterling.

          3.14 Conduct of Operations. All permits, licenses, approvals, consents, franchises and authorizations ("Permits") which are material to the business, assets or financial condition of First Sterling, the Bank or any Subsidiary and are required by administrative agencies and other governmental authorities to be obtained by First Sterling, the Bank or any Subsidiary in connection with the ownership of their assets and the conduct of their businesses have been duly obtained and are in effect. First Sterling, the Bank and each Subsidiary are in good standing under all Permits, and the businesses of First Sterling, the Bank and each Subsidiary are being conducted in substantial compliance and conformity with all such Permits. There is not under any Permit, any existing default or breach which, with notice or lapse of time or both, would constitute a default. Neither First Sterling, the Bank nor any Subsidiary has received any claim or notice that any of them is not in compliance with, or is in violation of, and each of

First Sterling, the Bank and the Subsidiaries are in compliance in all material respects with, all applicable federal, state, county, local and foreign laws, ordinances and regulations, reporting and record-keeping requirements, except for such minor violations which in the aggregate would not have a material adverse effect on First Sterling, its financial condition, business or assets. Without limiting the foregoing: the Bank is not conducting any activities, or conducting activities to a degree or in scope, which it is not permitted to conduct, and the Bank is not in violation of any "insider loan" requirements or any other lending or "loans to one borrower" limits.

          3.15 Validity of Leases and Contracts. Each material (as defined in Section 3.13) lease pursuant to which First Sterling, the Bank or any Subsidiary leases real or personal property, and each other material contract or commitment of First Sterling, the Bank or any Subsidiary, is valid and enforceable in all material respects in accordance with its terms, and neither First Sterling, the Bank or any Subsidiary is in default under any provision of any such lease or contract or commitment, nor is there any event which, with notice or lapse of time or both, would constitute a default, whereby cure cannot be effected without jeopardy to the realization of the benefits of such lease or contract or commitment or whereby such default would have a material adverse effect on the business, assets or financial condition of First Sterling, the Bank or any Subsidiary.

          3.16 Validity of Proprietary Rights; Infringement. First Sterling and the Bank own, possess or lawfully use in the operation of their respective businesses, all trademarks, trademark applications, copyrights, tradenames, servicemarks, franchises and other rights of a proprietary nature (including without limitation, rights to software and rights to trade secrets and proprietary information, processes and know how) and other authorizations (collectively, the "Rights") which are utilized in or reasonably necessary to the conduct of their respective businesses as now or theretofore conducted, free and clear of all Liens. All of the Rights which are material to First Sterling or its business not owned exclusively by First Sterling or the Bank are described in the First Sterling Disclosure Letter. To the best knowledge of First Sterling and the Bank, no other person is infringing or violating the Rights, and the use thereof by First Sterling, the Bank and any Subsidiary does not infringe or violate the rights of any third party. To the best knowledge of First Sterling and the Bank, they do not violate or infringe the proprietary rights of any third party in the conduct of their businesses.

          3.17 Insurance. First Sterling, the Bank and each Subsidiary, currently maintains, and has in the past maintained insurance coverages adequate in kind and amount to cover all reasonably expected risks for all past periods and any costs for the defense of claims arising from such risks, in each case consistent with industry practice. All current policies maintained by First Sterling and the Bank are in full force and effect on the date hereof, and no notice or threatened notice of cancellation has been received with respect to any of such policies. All such policies are accurately summarized in the First Sterling Disclosure Letter. All outstanding claims in excess of 25,000 in amount with respect to any current or prior insurance policies are accurately and completely listed in the First Sterling Disclosure Letter. All such policies having retrospective rating plans or paid loss retrospective rating plans have been accounted for in the Financial Statements and Interim Financial Statements and on the books of the Bank.

          3.18 Loans. All loans included in the numbers reported in the Interim Financial Statements, and all loans reflected on the Bank's books and records, are (except where otherwise indicated in the First Sterling Disclosure Letter) performing, not past due, not classified, not subject to treatment as "in substance foreclosures", and have not been the subject of restructurings or workouts, except to the extent reserved for or identified in the Interim Financial Statements and Financial Statements. Information pertaining to each loan contained in the related loan file is true and complete in all material respects.

          3.19 Legal Proceedings. There are no actions, suits, proceedings, arbitrations or investigations, either administrative or judicial pending or to the knowledge of First Sterling and the Bank threatened or contemplated by or against First Sterling, the Bank or any Subsidiary or affecting any of their assets, properties or prospects, at law or in equity or otherwise, whether or not covered by insurance before or by any court or governmental entity, domestic or foreign, nor to the best knowledge of First Sterling and the Bank any disputes or claims threatened which could result in such proceedings. Neither First Sterling, the Bank nor any Subsidiary is subject to, or in default with respect to, any indictment, order, injunction, degree or award of any court, arbitrator or governmental entity, domestic or foreign and neither First Sterling, the Bank nor any of their respective officers has any knowledge of any state of facts or the occurrence of any event which might reasonably form the basis of a claim against First Sterling, the Bank or any Subsidiary with respect thereto.

          3.20 Books of Account, Minute Books and Stock Record Books. The books of account of First Sterling, the Bank and each Subsidiary substantially and accurately reflect all of its items of income and expense, and all of its assets, liabilities and accruals. The corporate minute books and stock record books of First Sterling, the Bank and each Subsidiary are complete and correct, accurately reflect action taken at all meetings of their stockholders and Boards of Directors and each committee (if any) of such Boards of Directors, and properly and accurately record the issuance and transfer of all shares of capital stock of First Sterling, the Bank and each Subsidiary.

          3.21 Employee Benefits Plans. Except as disclosed in the First Sterling Disclosure Letter, First Sterling and its Subsidiaries do not and did not sponsor, maintain, support or contribute to, nor are they or were they otherwise a party to, or in default under, and do not have and have not had any liability or accrued obligations under, any plan, program, fund or arrangement, either qualified or non-qualified for federal income tax purposes, for one or more employees, their dependents and/or their beneficiaries, including but not limited to pension or welfare benefit plans, incentive or other benefit arrangement for any employee ("Plans"). There does not exist any "accumulated funding deficiency" (within the meaning of Section 412 of the Code, with respect to any plan sponsored or maintained by First Sterling or its Subsidiaries, and no contributions have been made, nor benefits accrued, with respect to any plan or pension which exceed the applicable limitations of Code Section 415. There does not exist any unfulfilled obligation to contribute with respect to any such plan for any plan year ending on or before the date hereof, and a favorable letter of determination or opinion letter has been issued with respect to each such Plan. There is no unfunded past service liability for any period prior to April 30, 1996, except for current contributions not made but fully accrued. No "prohibited transaction" (as defined in either the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), or Code Section 4978) has occurred with respect to any Plan, nor is any person contractually bound to enter into any such transaction. At no time since September 2, 1974 has First Sterling or its Subsidiaries sponsored, adopted, maintained, contributed to, or been obligated to contribute to, any single employer, multi-employer or multiple employer qualified defined benefit plan (as such terms are defined in ERISA Section 4001). First Sterling and its Subsidiaries have filed or caused to be filed on a timely basis all returns, reports, statements, notices, declarations and other documents required by any governmental entity, local, state or federal (including, without limitation, the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation), with respect to each Plan. The representations and warranties of this Section are accurate not only with respect to First Sterling and the Bank but also with respect to each member of any "controlled group of corporations" or any group of "trades or businesses under common control" (as such terms are used in Code Section 414) of which First Sterling and the Bank is a member.

          First Sterling has provided to Prime true and complete copies of the following: (i) each of the Plans; (ii) summary plan descriptions, if any, for each of the Plans; (iii) each trust agreement, insurance policy or other instrument relating to the funding of each of the Plans; (iv) the two most recent Annual Report (Form 5500 Series) and accompanying schedules filed with the Internal Revenue Service or United States department of Labor with respect to each of the Plans; (v) the most recent audited financial statement, if required by Section 103 of ERISA, for each of the Plans; (vi) the most recent actuarial report of each Plan, if any, which is a defined benefit plan within the meaning of Section 414(j) of the Code; (vii) each policy of fiduciary liability insurance (and agreements related thereto) maintained in connection with the Plans, and (viii) the most recent determination letter issued by the Internal Revenue Service with respect to each of the Plans that is intended to qualify under Section 401(a) of the Code.

          3.22 Pooling; Reorganization. As of the date hereof, neither First Sterling, the Bank nor any Subsidiary is aware of any reason why the transactions contemplated by this Agreement will fail to qualify (i) for pooling of interests accounting treatment under generally accepted accounting principles or (ii) as a reorganization under Section 368(a)(1)(A) of the Code.
          3.23 Transactions with Affiliates. Neither First Sterling, the Bank nor any Subsidiary has any contract or commitment or obligation to or with any affiliate (as defined under the Securities Act of 1933), executive officer (as defined under Section 16 of the Securities Exchange Act of 1934) or director of First Sterling that will survive the Closing or that will be required under item 404 of Regulation S-K of the Securities and Exchange Commission to be disclosed in the Joint Proxy Statement (as defined in Section 7.03 below), except for immaterial items such as credit card accounts.

          3.24 Environmental Matters. Except as disclosed in the First Sterling Disclosure Letter, (i) the operations of First Sterling and its Subsidiaries have not involved the generation, manufacture, refining, transport, treatment, storage, disposal or release of any substance, waste or combination of wastes which poses a present or potential threat to human health, living organisms or environment, or is deemed to be "hazardous" under any federal, state or local law (collectively "Hazardous Substances"); (ii) there are no Hazardous Substances located on or under any properties owned or leased by First Sterling or any Subsidiary; (iii) First Sterling and its Subsidiaries have not received any notification that it is a "potentially responsible party" with respect to any potential cleanup at any proposed federal or state "superfund" location; (iv) First Sterling and its Subsidiaries maintain all material Permits required under any federal, state or local law relating to the protection of the environment, and are in compliance with all material terms of such Permits; (v) First Sterling and its Subsidiaries have not received any written notice of the existence or pendency of any investigation, claim, suit or legal, administrative or regulatory proceeding, or any similar action, arising in whole or in part under any federal, state or local laws relating to the protection of the environment, with respect to any properties owned or leased by First Sterling or any Subsidiary or in any way affecting the business, assets, or operations of First Sterling or any Subsidiary; (vi) First Sterling and its Subsidiaries have not caused or permitted to exist as a result of an intentional or unintentional action or omission on its part, a releasing, spilling, leaking, pumping, emitting, dumping, or discharging of any Hazardous Substances into the air, ground or ground water of or surrounding any properties owned or leased by First Sterling or any Subsidiary or any other lands; (vii) there are no agreements, orders, judgments, decrees, letters or memoranda by or with any court or governmental entity imposing any liability or obligation on First Sterling, the Bank or any of its Subsidiaries under any applicable law relating to the protection of the environment; and (viii) there are no reasonably anticipated future events, conditions, circumstances, practices, plans or legal requirements that could give rise to obligations on First Sterling, the Bank or any of its Subsidiaries under any applicable law relating to the protection of the environment.

          3.25 No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by First Sterling with Prime and its representatives (i) without the intervention of any other person retained by First Sterling and (ii) in such manner as not to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment. First Sterling expressly agrees to indemnify, defend and hold Prime harmless of, from and against any and all claims for brokers, finders or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement asserted by any person claiming by, through or under First Sterling, the Bank, or any Subsidiary of First Sterling.

          3.26 Disclosure. No representation or warranty of First Sterling contained in this Agreement, and no statement contained in any certificate or the First Sterling Disclosure Letter furnished or to be furnished by or on behalf of First Sterling to Prime or any of its representatives pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or letter.


                                ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PRIME

          Except as disclosed in a disclosure schedule which specifically refers to the section to which such disclosure relates and is delivered prior to the execution of this Agreement ("Prime Disclosure Letter"), Prime represents and warrants to First Sterling as follows:

          4.01 Organization, Power, Etc., of Prime. Prime is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed and is in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of its business, as now being conducted, makes such qualification necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, operations or financial condition of Prime. The Prime Disclosure Letter sets forth a complete list of the jurisdictions in which Prime is qualified or licensed to do business. First Sterling has heretofore received true and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of Prime.

          4.02 Organization, Power, Etc., of Prime Bank. Prime Bank, a savings bank ("Prime Bank"), is a Pennsylvania chartered stock savings bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed and is in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of its business, as now being conducted, makes such qualification necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, operations or financial condition of Prime. The Prime Disclosure Letter sets forth a complete list of the jurisdictions in which Prime Bank is qualified or licensed to do business. First Sterling has heretofore received true and complete copies of the Articles of Incorporation and Bylaws as currently in effect, of Prime Bank.

          4.03 Authorization and Effect of Agreement.

               (a) Prime has all requisite power and authority to execute, deliver and perform this Agreement; the execution, delivery and performance of this Agreement by Prime have been duly authorized by all requisite corporate action; and this Agreement has been duly executed and delivered by Prime and constitutes the legal, valid and binding obligation of Prime, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, or by the principles governing the availability of equitable remedies.

               (b) The execution, delivery and performance by Prime of this Agreement will not violate or conflict with any provision of law or regulation, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of Prime, Prime Bank or any Subsidiary, any judgment, award or decree or any material indenture, agreement or other instrument to which Prime, Prime Bank or any Subsidiary is a party, or by which they or any of their properties or assets is bound or affected, or result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Prime, Prime Bank or any Subsidiary.

          4.04 Capital Stock of Prime. The authorized capital stock of Prime consists solely of (i) 10,000,000 authorized shares of common stock, each having a par value of $1.00, being the Prime Common Stock, and (ii) 5,000,000 authorized shares of preferred stock, each having a par value of $1.00, being the Prime Preferred Stock. There are no shares of Prime Preferred Stock issued and outstanding. As of June 6, 1996, there are 3,723,353 shares of Prime Common Stock issued and outstanding, all of which are duly authorized, validly issued and outstanding, fully paid and non-assessable (the "Prime Shares"), and 184,063 shares are held as treasury shares by Prime. None of the Prime Shares has been issued in violation of any preemptive rights of any past or present stockholder or any stock purchase agreement or other agreement to which Prime was or is a party or by which it was or is bound. No subscription, warrant, option, convertible security or other right

(contingent or otherwise) to purchase or acquire any shares of any class of capital stock of Prime, or any instrument or securities convertible into capital stock, is authorized or outstanding, except for stock options as disclosed in the SEC Documents (as defined in Section 4.06). No shares of Prime Common Stock have been reserved for issuance and Prime has no obligation or commitment to authorize, issue, sell, repurchase or redeem any Prime Common Stock, except as disclosed in the SEC Documents. There is no commitment of Prime to distribute to holders of any class of its capital stock any evidences of indebtedness or assets, other than regularly declared dividends, and Prime has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no stockholder agreements, voting trusts or other agreements or understandings to which Prime or, to the best of its knowledge, any of its stockholders, is a party or bound, relating to the voting of Prime Shares.

          4.05 Governmental Requirements. The Merger will require (insofar as Prime is concerned) the approval or non-objection of the PADOB, the Office of Thrift Supervision (the "OTS"), the U.S. Department of Justice, the FDIC, and the Federal Reserve. Prime will be required to register the issuance of the Prime Common Stock in connection with the Merger with the Securities Exchange Commission ("SEC"). Prime will also be required to register the issuance of the Prime Common Stock with, or secure permits or approvals for its issuance from, or file appropriate notifications with, any applicable state securities regulatory agencies. No other consent, approval, authorization or permit of, or filing with or notification to, any governmental entity or Regulatory Agency (except for the filing of articles of merger and a certificate of merger under the PBCL and DGCL) is required in order to authorize Prime or Prime Bank to complete the transactions contemplated by this Agreement. Neither Prime nor any of its Subsidiaries or any of their respective assets, is a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or has adopted any board resolution at the request of, any Regulatory Agency.

          4.06 Financial Reports and SEC Documents. Its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its subsidiaries subsequent to December 31, 1995 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), or under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed, or to be filed (collectively, its "SEC Documents"), with the SEC (i) complied or will comply as of the date of filing thereof in all material respects as to form with the applicable requirements under the Exchange Act and (ii) did not and will not contain as of the date of filing thereof any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such report and documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.
All material agreements, contracts and other documents required to be filed by it as exhibits to any SEC Document have been so filed.

          4.07 Absence of Certain Changes. Since March 31, 1996, there has not occurred or arisen any event, individually or in the aggregate, having or which, insofar as reasonably can be foreseen, in the future is likely to have, a material adverse effect upon Prime or its financial condition, assets or business.

          4.08 Tax Matters. Prime and its Subsidiaries have each duly and timely filed (taking into account any extensions of time to file) all Tax Returns required to be filed by each of them with the appropriate federal, state, county, local and foreign governmental tax authorities. All such Tax Returns correctly reflect in all material respects all taxes due and such Tax Returns have not been amended by Prime or its Subsidiaries. All taxes required to be paid in respect of periods covered by the Tax Returns, and in respect of all periods subsequent to the last reporting period covered by the Tax Returns, have either been paid or fully accrued on the books of Prime and each of its Subsidiaries, and have been accurately reflected in the financial statements contained in the SEC Documents. There are no tax liens upon any property of Prime or any of its Subsidiaries, and Prime has not been advised by any tax authority of any proposal to file a tax lien against it or any of its Subsidiaries or to claim or assess any deficiency or adjustment to tax. There is no pending tax examination, or other proceeding with respect to taxes, involving Prime or any Subsidiary. The Federal Income Tax Returns of Prime have been audited and settled through December 31, 1981, however Prime is awaiting final assessment of tax and interest in connection with such audit. No extensions of the applicable statutes of limitation for any prior period or periods have been granted except in connection with the 1981 Federal Income Tax audit. Neither Prime nor any Subsidiary has disclosed on Form 8275, or on any other form of disclosure statement included with a Tax Return filed with the Internal Revenue Service, the existence of any item for purposes of avoiding a substantial understatement or negligence penalty pursuant to Sections 6661 or 6662 of the Code. There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any Tax Returns by Prime or any of its Subsidiaries or the payment by, or assessment against, Prime or any Subsidiary of any tax. Prime and each Subsidiary have withheld or collected from each payment made to each of its respective employees (or has otherwise paid or made provision for) the amount of all taxes (including but not limited to Federal Income Taxes, Federal Insurance Contribution Act taxes, state and local income and wage dues, payroll taxes, workers' compensation and unemployment compensation taxes) required to be withheld or collected therefrom and has paid (or caused to be paid) the same in respect of its respective employees, in each case when due.

               No agreement or consent pursuant to Section 341(f) of the Code has ever been made with respect to Prime or any Subsidiary, to any of the assets or properties thereof or to any predecessor corporation thereof. Neither Prime nor any Subsidiary shall make any agreement or consent pursuant to Section 341(f) in respect of any such corporation or as a result of the transactions contemplated hereby or otherwise.

               None of the assets of Prime or the Subsidiaries is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to the repeal of said leasing provisions.

          4.09 Conduct of Operations. All Permits which are material to the business, assets or financial condition of Prime or any Subsidiary and are required by administrative agencies and other governmental authorities to be obtained by Prime or any Subsidiary in connection with the ownership of their assets and the conduct of their businesses have been duly obtained and are in effect. Prime and each Subsidiary is in good standing under all Permits, and the businesses of Prime and each Subsidiary are being conducted in substantial compliance and conformity with all such Permits. There is not under any Permit, any existing default or breach which, with notice or lapse of time or both, would constitute a default. Neither Prime nor any Subsidiary has received any claim or notice that any of them is not in compliance with, or is in violation of, and each of Prime and the Subsidiaries are in compliance in all material respects with, all applicable federal, state, county, local and foreign laws, ordinances and regulations, reporting and record-keeping requirements, except for such minor violations which in the aggregate would not have a material adverse effect on Prime, its financial condition, business or assets. Without limiting the foregoing:
Prime Bank is not conducting any activities, or conducting activities to a degree or in scope, which it is not permitted to conduct, and the Bank is not in violation of any "insider loan" requirements or any other lending or "loans to one borrower" limits.

          4.10 Legal Proceedings. There are no actions, suits, proceedings, arbitrations or investigations, either administrative or judicial pending or to the knowledge of Prime threatened or contemplated by or against Prime or any Subsidiary or affecting any of their assets, properties or prospects, at law or in equity or otherwise, before or by any court or governmental entity, domestic or foreign, nor to the best knowledge of Prime any disputes or claims threatened which could result in such proceedings, in each case which is reasonably likely to have a material adverse effect on Prime, its financial condition, assets or business. Neither Prime nor any Subsidiary is subject to, or in default with respect to, any indictment, order, injunction, degree or award of any court, arbitrator or governmental entity, domestic or foreign, and neither Prime nor any of its officers has any knowledge of any state of facts or the occurrence of any event which might reasonably form the basis of a material claim against Prime or any Subsidiary with respect thereto.

          4.11 Pooling; Reorganization. As of the date hereof, Prime is not aware of any reason why the transactions contemplated by this Agreement will fail to qualify (i) for pooling of interests accounting treatment under generally accepted accounting principles or (ii) as a reorganization under
Section 368(a)(1)(A) of the Code.

          4.12 Environmental Matters. Except as disclosed in the Prime Disclosure Letter, (i) the operations of Prime and its Subsidiaries have not involved the generation, manufacture, refining, transport, treatment, storage, disposal or release of any Hazardous Substances; (ii) there are no Hazardous Substances located on or under any properties owned or leased by Prime or any Subsidiary; (iii) Prime and its Subsidiaries have not received any notification that it is a "potentially responsible party" with respect to any potential cleanup at any proposed federal or state "superfund" location;
(iv) Prime and its Subsidiaries maintains all material Permits required under any federal, state or local law relating to the protection of the environment, and is in compliance with all material terms of such Permits;
(v) Prime has not received any written notice of the existence or pendency of any investigation, claim, suit or legal, administrative or regulatory proceeding, or any similar action, arising in whole or in part under any federal, state or local laws relating to the protection of the environment, with respect to any properties owned or leased by Prime or any Subsidiary or in any way affecting the business, assets, or operations of Prime or any Subsidiary; (vi) Prime and its Subsidiaries have not caused or permitted to exist as a result of an intentional or unintentional action or omission on its part, a releasing, spilling, leaking, pumping, emitting, dumping, or discharging of any Hazardous Substances into the air, ground or ground water of or surrounding any properties owned or leased by Prime or any Subsidiary or any other lands; (vii) there are no agreements, orders, judgments, decrees, letters or memoranda by or with any court or governmental entity imposing any liability or obligation on Prime or any of its Subsidiaries under any applicable law relating to the protection of the environment; and
(viii) there are no reasonably anticipated future events, conditions, circumstances, practices, plans or legal requirements that could give rise to obligations on Prime or any of its Subsidiaries under any applicable law relating to the protection of the environment.

          4.13 No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Prime with First Sterling and their representatives (i) without the intervention of any other person retained by Prime, other than its financial advisor Berwind Financial Group, L.P. and (ii) in such manner as not to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment. Prime expressly agrees to indemnify, defend and hold

First Sterling harmless of, from and against any and all claims for brokers, finders or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement asserted by any person claiming by, through or under Prime, Prime Bank, or any Subsidiary of Prime.

          4.14 Books of Account, Minute Books and Stock Record Books. The books of account of Prime and each Subsidiary substantially and accurately reflect all of its items of income and expense, and all of its assets, liabilities and accruals. The corporate minute books and stock record books of Prime and each Subsidiary are complete and correct, accurately reflect action taken at all meetings of their stockholders and Boards of Directors and each committee (if any) of such Boards of Directors, and properly and accurately record the issuance and transfer of all shares of capital stock of Prime and each Subsidiary.

          4.15 Absence of Undisclosed Liabilities.

               (a) Except as and to the extent reflected or reserved against in the SEC Documents and except for other liabilities or obligations which in the aggregate would not have a material adverse effect on Prime, its financial condition, business or assets, as of March 31, 1996, Prime had no liabilities or obligations, secured or unsecured (whether known or unknown, accrued, absolute, contingent or otherwise) of a nature customarily accrued, reserved against or disclosed in a balance sheet prepared in conformity with generally accepted accounting principles, including, without limitation, (i) any tax liabilities due or to become due, or whether incurred in respect of or measured by the assets, sales or income of Prime or the Subsidiaries for any period to March 31, 1996, or arising out of transactions entered into or any state of facts existing at such date, and (ii) any loss contingencies as may be required by generally accepted accounting principles to be disclosed, if not accrued; and there is no basis for the assertion against Prime or any Subsidiary as of March 31, 1996 of any liabilities or obligations not adequately reflected or reserved against in the SEC Documents.

               (b) On the Closing Date neither Prime nor any Subsidiary will have (i) any loss contingency of a nature customarily accrued, reserved against or disclosed in a balance sheet prepared in conformity with generally accepted accounting principles, or (ii) any other liabilities or obligations, except as will have been incurred from and after March 31, 1996 in the ordinary course of business, and consistent with the terms of this Agreement, in aggregate amounts not materially greater than those incurred in the comparable period during the prior fiscal year and except for other liabilities or obligations which in the aggregate would not have a material adverse effect on Prime, its financial condition, business or assets.

          4.16 Loans. All loans included in the numbers reported in the SEC Documents, and all loans reflected on Prime Bank's books and records, are (except where otherwise indicated in the Prime Disclosure Letter) performing, not past due, not classified, not subject to treatment as "in substance foreclosures", and have not been the subject of restructurings or workouts, except to the extent reserved for or identified in the SEC Document. Information pertaining to each loan contained in the related loan file is true and complete in all material respects.

          4.17 Disclosure. No representation or warranty of Prime contained in this Agreement and in no statement contained in any certificate or the Prime Disclosure Letter furnished or to be furnished by or on behalf of Prime to First Sterling or any of its representatives pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or letter.



                                 ARTICLE V
                   CONDUCT OF BUSINESS PRIOR TO CLOSING

          From the date hereof until the Closing, except as expressly contemplated in this Agreement, (i) without the prior written consent of Prime (which consent shall not be unreasonably withheld or delayed) First Sterling will not, and will cause each of its Subsidiaries not to, and (ii) without the prior written consent of First Sterling (which consent shall not be unreasonably withheld or delayed) Prime will not, and will cause each of its Subsidiaries not to:

          5.01 Ordinary Course. Conduct the business of it and its Subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or knowingly take any action that would, or might reasonably be expected to (unless such action is required by law or sound banking practice)
(i) adversely affect the ability of any party to obtain any necessary approvals of any Regulatory Agencies required for the transactions contemplated hereby without the imposition of any burdensome condition of the type referred to in Section 6.02 or (ii) adversely affect its ability to perform any of its material obligations under this Agreement.

          5.02 Capital Stock. Other than (i) pursuant to the exercise of stock options outstanding on the date hereof, or (ii) in the case of First Sterling, the issuance of First Sterling Common Stock in connection with the conversion of First Sterling's 7.5% Convertible Subordinated Debentures ("First Sterling Debentures"), or (iii) in the case of Prime, pursuant to employee benefit plans or programs in effect on the date of this Agreement, issue, sell or otherwise permit to become outstanding any additional shares of capital stock, any stock appreciation rights, or any options, warrants, convertible security or other right (contingent or otherwise) to purchase or acquire any such securities, enter into any agreement with respect to the foregoing, or make any new grants of employee stock options, stock appreciation rights, or similar stock-based employee rights prior to the Closing; provided however, Prime shall be permitted to make grants of stock options to key employees in accordance with past practice without being in violation of this Section 5.02.

          5.03 Dividends; Changes in Stock. (1) Make, declare or pay any dividend on or in respect of, or declare or make any distribution on any shares of its capital stock, except Prime may continue the declaration and payment of regular quarterly cash dividends not in excess of $.17 per share of Prime Common Stock (provided, however, that commencing with the last dividend paid in 1996, Prime may increase the amount of regular quarterly cash dividends per share) with usual record and payment dates for such dividends in accordance with past dividend practice, and (2) directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock (other than acquisition of trust account shares in the ordinary course of business).

          5.04 Compensation; Employment Agreements; Etc. In the case of First Sterling and its Subsidiaries, enter into or amend any employment, severance or similar agreements or arrangements with any of its directors, officers or employees, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice (including taking into account deferred increases) or (ii) other changes as may be required by law or to satisfy contractual obligations existing as of the date hereof consistent with past practice, which to the extent practicable, have been disclosed in the First Sterling Disclosure Letter.

          5.05 Benefit Plans. In the case of First Sterling and its Subsidiaries, enter into or modify (except as may be required by applicable law or to satisfy contractual obligations existing as of the date hereof, which have been disclosed in First Sterling Disclosure Letter) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting, exercise or payment of any benefits payable thereunder.

          5.06 Acquisitions and Dispositions. Except as disclosed in their respective Disclosure Letters and except for dispositions and acquisitions of assets in the ordinary and usual course of business consistent with past practice, dispose of or discontinue any portion of its assets, business or properties, which is material to it and its Subsidiaries taken as a whole, or merge or consolidate with, or acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the business or property of any other entity (any of the foregoing, a "Business Combination Transaction"), except that Prime may enter into an agreement or agreements for, and may consummate, Business Combination Transactions in which the aggregate purchase price or prices paid by Prime and/or its Subsidiaries does not exceed $10 million or the aggregate number of shares of Prime Common Stock issuable does not exceed 10% of the number of such shares outstanding on December 31, 1995 (the "10% Limit"). Notwithstanding the foregoing, with the prior consent of a majority of the First Sterling Board of Directors, Prime may enter into an agreement or agreements for Business Combination Transactions in which the aggregate purchase price or prices paid exceeds $10 million or includes shares of Prime Common Stock in excess of the 10% Limit.

          5.07 Amendment. Amend its articles or certificate of incorporation or by-laws (or similar constitutive documents), except that Prime may amend its Certificate of Incorporation to increase its authorized common stock or to make any other amendments which it may deem necessary or appropriate to complete the transactions contemplated by this Agreement.

          5.08 Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          5.09 Adverse Actions. (1) Knowingly take any action that would, or is reasonably likely to, prevent or impede the transactions contemplated hereby from qualifying (i) for pooling of interests accounting treatment or
(ii) as a reorganization within the meaning of Section 368(a) of the Code; or
(2) knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Closing, (y) any of the conditions to the transactions contemplated hereby set forth in Article VI not being satisfied, or (z) a material violation of any provision of this Agreement, except in each case, as may be required by applicable law; provided however, in the event that any action required to be taken by applicable law would have a material adverse effect upon the financial position, business or operations of either party hereto, the other party shall have the right to terminate its obligations under this Agreement without further penalty or obligation on either party (but only if such required action was not due to some other fact or circumstance which itself constitutes a breach of warranty or covenant contained herein, otherwise the provisions of Article VIII shall apply), by giving written notice of its election to terminate this Agreement within ten (10) days after it is given notice of the taking of the required action having the material adverse effect.

          5.10 Indebtedness. No party shall, or shall permit any of its Subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of such party or any of its subsidiaries or guarantee any debt securities of others other than (i) in replacement for existing or maturing debt, (ii) indebtedness of any Subsidiary of Prime to Prime or to another subsidiary of Prime, (iii) indebtedness of any Subsidiary of First Sterling to First Sterling or to another Subsidiary of First Sterling, (iv) short-term indebtedness in the ordinary course of business consistent with prior practice, or (v) gap management transactions entered into in the ordinary course of business consistent with past practice.

          5.11 Agreements. Agree or commit to do anything prohibited by Sections 5.01 through 5.10.


                                ARTICLE VI
                         PRE-CONDITIONS TO CLOSING

          The obligation of each of the parties to consummate the transactions contemplated hereby is conditioned upon the satisfaction at or prior to the Closing of each of the following (except that only First Sterling's obligations are conditioned upon satisfaction of Section 6.06 and only Prime's obligations are conditioned upon satisfaction of Sections 6.07, 6.12, 6.14 and 6.15):

          6.01 Shareholder Vote. Approval of (i) this Agreement by the requisite votes of the shareholders of First Sterling and Prime and (ii) in the case of Prime, any necessary or appropriate amendment to its Certificate of Incorporation by the requisite vote of the shareholders of Prime;

          6.02 Regulatory Approvals. Procurement by Prime and First Sterling of all requisite approvals and consents of Regulatory Agencies, and the expiration of the statutory waiting period or periods relating thereto, and such approvals and consents shall not impose any condition or restriction upon Prime or its Subsidiaries which would be reasonably expected either (i) to have a material adverse effect after the Closing on the present or prospective consolidated financial condition, business or operating results of Prime, or (ii) to prevent the parties from realizing the major portion of the economic benefits of the transactions contemplated hereby that they currently anticipate obtaining therefrom;

          6.03 Third Party Consents. All consents or approvals of all persons (other than Regulatory Agencies) required for the completion of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a material adverse effect on First Sterling or Prime;

          6.04 No Injunction, Etc. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of the transactions contemplated hereby (each party agreeing to use its best efforts to have such order, decree or injunction lifted);

          6.05 Pooling Letters. First Sterling shall have received from Coopers & Lybrand, L.L.P. independent auditors for First Sterling, and Prime shall have received from KPMG Peat Marwick LLP, independent auditors for Prime, letters, dated the date of or shortly prior to the mailing date of the Joint Proxy Statement (as defined in Section 7.03 below), to the effect that, if consummated in accordance with this Agreement, the transaction contemplated hereby qualifies for pooling of interests accounting treatment;

          6.06 Representations, Warranties and Covenants of Prime. (i) Each of the representations and warranties contained herein of Prime shall be true and correct as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date,
(ii) each and all of the agreements and covenants of Prime to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects, and (iii) First Sterling shall have received a certificate signed by the Chief Executive Officer of Prime, dated the Closing Date, to the effect set forth in clauses (i) and (ii);

          6.07 Representations, Warranties and Covenants of First Sterling.
(i) Each of the representations and warranties contained herein of First Sterling shall be true and correct as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) each and all of the agreements and covenants of First Sterling to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects, and (iii) Prime shall have received a certificate signed by the Chief Executive Officer of First Sterling, dated the Closing Date, to the effect set forth in clauses (i) and
(ii);

          6.08 Effective Registration Statement. The Registration Statement (as defined in Section 7.03 below) shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other governmental entity;

          6.09 Blue-Sky Permits. Prime shall have received all state securities laws and "blue sky" permits necessary to consummate the transactions contemplated hereby;

          6.10 Tax Opinion. Prime shall have received an opinion from Stradley, Ronon, Stevens & Young, and First Sterling shall have received an opinion from its tax counsel, to the effect that (i) the transactions contemplated hereby constitute a reorganization under Section 368 of the Code, and (ii) no gain or loss will be recognized by shareholders of First

Sterling who receive shares of Prime Common Stock in exchange for their shares of First Sterling Common Stock upon the consummation of the Merger, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their respective opinions, each such counsel may require and rely upon representations and agreements contained in certificates of officers of Prime, First Sterling, and others and investment intent letters from executive officers and one percent shareholders of First Sterling;

          6.11 Nasdaq/National Market Listing. The shares of Prime Common Stock issuable pursuant to this Agreement shall have been approved for listing on the Nasdaq/National Market, subject to official notice of issuance;

          6.12 Legal Opinions. Prime shall have received an opinion from Kania, Lindner, Lasak and Feeney, and First Sterling shall have received an opinion from Stradley, Ronon, Stevens & Young, LLP and such other legal counsel chosen by Prime to provide opinions on Delaware law matters, in each case in form and substance reasonably satisfactory to the recipient, covering such matters as are customary for transactions of the nature contemplated by this Agreement; and

          6.13 Opinion of Financial Advisor. Prime shall have received from its financial advisor an opinion, as of a date no earlier than three business days prior to the mailing of the Joint Proxy Statement to its shareholders, as to the fairness of the consideration to be received by Prime from a financial point of view, as contemplated by this Agreement, and shall include such opinion in the Joint Proxy Statement.


                                ARTICLE VII
                    ADDITIONAL COVENANTS AND AGREEMENTS

          First Sterling hereby covenants to and agrees with Prime, and Prime hereby covenants to and agrees with First Sterling, that:

          7.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, it shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and shall cooperate fully with the other party hereto to that end.

          7.02 Shareholder Approvals. Each of them shall take, in accordance with applicable law, National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System ("NMS") rules in the case of Prime, and its respective articles or certificate of incorporation and by-laws, all action necessary to convene, respectively, (i) an appropriate meeting of shareholders of Prime to consider and vote upon (A) any amendment to the certificate of incorporation of Prime as may be necessary or appropriate to consummate the Merger and (B) the approval of the Merger (the "Prime Meeting"), and (ii) an appropriate meeting of shareholders of First Sterling to consider and vote upon the approval of the Merger (the "First Sterling Meeting"; each of the Prime Meeting and the First Sterling meeting, a "Meeting"), respectively, as promptly as practicable after the Registration Statement is declared effective. The Board of Directors of each of Prime and First Sterling will recommend approval of such matters, and each of Prime and First Sterling will take all reasonable lawful action to solicit such approval by its respective shareholders. First Sterling and Prime shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

          7.03 Registration Statement.

               (a) Each of Prime and First Sterling agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by Prime with the SEC in connection with the issuance of Prime Common Stock pursuant to the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of Prime and First Sterling constituting a part thereof (the "Joint Proxy Statement")). Each of First Sterling and Prime agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Prime also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. First Sterling agrees to furnish to Prime all information concerning First Sterling, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing, including but not limited to consolidated audited financial statements of First Sterling for all necessary periods meeting the accounting requirements of the SEC.

               (b) Each of First Sterling and Prime agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the times of the Prime Meeting and the First Sterling Meeting, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the same meeting in the Joint Proxy Statement or any amendment or supplement thereto. Each of First Sterling and Prime agrees that the Joint Proxy Statement (except, in the case of First Sterling, with respect to portions thereof prepared by Prime, and except, in the case of Prime, with respect to portions thereof prepared by First Sterling) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and the Registration Statement (except, in the case of First Sterling, with respect to portions thereof prepared by Prime, and except, in the case of Prime, with respect to portions thereof prepared by First Sterling) will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder.

               (c) In the case of Prime, Prime will advise First Sterling, promptly after Prime receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Prime Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

          7.04 Press Releases. Immediately upon execution of this Agreement, the parties shall issue a joint press release in such form as is mutually agreeable. Thereafter, except as otherwise required by applicable law or the rules of the Nasdaq/NMS, neither Prime nor First Sterling shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

          7.05 Access; Information. Upon reasonable notice, it shall afford the other party and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Closing Date, to all of its properties, books, contracts, commitments and records and, during such period, it shall furnish promptly to it (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request. It will not use any information obtained pursuant to this Agreement for any purpose unrelated to the consummation of the transactions contemplated hereby and, if this Agreement is terminated, will hold all information and documents obtained pursuant to this Section in confidence (as provided in Section 9.06) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by it or as it is advised by counsel that any such information or document is required by law or applicable Nasdaq/NMS rules to be disclosed. No investigation by either party of the business and affairs of another shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to complete the transactions contemplated by this Agreement.

          7.06 Acquisition, Proposals. Without the prior written consent of the other, neither First Sterling nor Prime shall, and each of them shall cause its respective Subsidiaries not to, and each of them shall direct its officers, directors and employees and bankers, financial advisors, attorneys, accountants and other representatives ("Representatives") not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person (other than the other party hereto) relating to, or enter into any agreement with respect to or take any action to endorse or recommend a Takeover Proposal. As used herein, the term "Takeover Proposal" shall mean any proposal for a merger, consolidation or other business combination involving such party or such Subsidiary or any tender or exchange offer or other plan, proposal or offer by any person (other than the other party hereto) to acquire in any manner 10% or more of the shares of any class of voting securities of, or 20% or more of the assets of, such party or any of its significant Subsidiaries, other than pursuant to the transactions contemplated by this Agreement. Each of Prime and First Sterling shall advise the other orally (within one business day) and in writing (as promptly as practicable), in reasonable detail, of any such inquiry or proposal which it or any of its Subsidiaries or any Representative may receive and if such inquiry or proposal is in writing, then Prime or First Sterling, as the case may be, shall deliver to the other a copy of such inquiry or proposal as promptly as practicable after the receipt thereof.

          7.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Joint Proxy Statement, First Sterling shall deliver to Prime, a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the relevant Meeting, deemed to be an "affiliate" of First Sterling (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. First Sterling shall use its respective reasonable best efforts to cause each person who may be deemed to be an Affiliate of First Sterling to execute and deliver to First Sterling and Prime on or before the Closing Date, a written agreement to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Prime Common Stock to be issued pursuant to this Agreement, except pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which in the opinion of legal counsel satisfactory to Prime, is exempt from the registration requirements of the Securities Act.

          7.08 Takeover Laws. No party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any takeover law, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

          7.09 Shares Listed. In the case of Prime, Prime shall use its reasonable best efforts to cause to be approved for listing, prior to the
                                    37
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Effective Time, on the Nasdaq/NMS, upon official notice of issuance, the shares of Prime Common Stock to be issued to the holders of First Sterling Common Stock under this Agreement.

          7.10 Regulatory Applications.

               (a) Each party shall promptly (i) prepare and submit applications to the appropriate Regulatory Agencies and (ii) make all other appropriate filings to secure all other approvals, consents and rulings, which are necessary for it to complete the Merger.

               (b) Each of Prime and First Sterling agrees to cooperate with the other and, subject to the terms and conditions set forth in this Agreement, use its reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Regulatory Agencies necessary or advisable to complete the Merger, including without limitation the regulatory approvals referred to in
Section 6.02. Each of Prime and First Sterling shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to, any third party or any Regulatory Agencies in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Regulatory Agencies necessary or advisable to complete the Merger and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

               (c) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any Regulatory Agency.

          7.11 Accountants' Letters. Each of Prime and First Sterling shall use its best efforts to cause to be delivered to Prime from KPMG Peat Marwick LLP and to First Sterling from Coopers & Lybrand L.L.P., letters dated a date within two business days before the date on which the Registration Statement becomes effective, in form and substance reasonably satisfactory to Prime and First Sterling, respectively, and customary in scope and substance for letters delivered by independent auditors in connection with registration statements on Form S-4.


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
          7.12 Employee Benefits. Prime expressly agrees to provide to employees of Bank and its Subsidiaries after the Closing Date and for an indefinite period thereafter, employee benefits which are substantially similar to the benefits presently available to employees of the Bank. In the ordinary course of business after the Closing Date, Prime will evaluate its employee benefits programs for all employees, and expressly reserves the right to make such modifications to any and all such programs, including programs maintained after the Closing Date for the benefit of Bank's employees. Such modifications may include the elimination of any particular benefits as Prime believes reasonable. Prime agrees that in connection with any changes in benefits, the impact of such changes on the employees of Bank shall be equitable in comparison with the impact of such changes on the employees of Prime's other Subsidiaries which existed prior to the date of this Agreement. Nothing contained in this Agreement is intended, nor shall anything herein be construed, to confer any legal rights upon, or any third party beneficiary interest in, any employee of Prime, Prime Bank, Bank, any Subsidiary, or any other third party.

          7.13 Governance Matters. Prime shall take all actions reasonably necessary to expand the size of its Board of Directors to ten (10) members and to cause three (3) nominees selected by First Sterling's Board of Directors to be elected to the Prime Board of Directors as promptly as practicable after the Effective Time. The remaining seven (7) directors shall be designees of Prime. Bank shall elect James J. Lynch to its Board of Directors and shall cause him to be elected chief executive officer of the Bank promptly after the Effective Time.

          7.14 Notification of Certain Matters. Each of First Sterling and Prime shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any material adverse effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

          7.15 First Sterling Stock Options. To the extent that acceleration of the exercisability of any First Sterling Stock Option, or the removal of any or all restrictions on any outstanding First Sterling Stock Option, is permitted but not required by the applicable governing instruments, then First Sterling agrees that it shall take all necessary action or refrain from taking any action, in each case with the result that such acceleration or removal shall not occur. After the Closing Date, Prime shall issue to each holder of an outstanding First Sterling Stock Option a document evidencing the assumption of said option by Prime and the conversion thereof to options to purchase Prime Common Stock.

          7.16 Bromley Employment Agreement. Prime and William H. Bromley will enter into and at the Effective Time, Prime will cause Bank to enter into the employment agreement in the form attached hereto as Exhibit 7.16.

                               ARTICLE VIII
                                TERMINATION


          8.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

               (a) Mutual Consent. At any time prior to the Effective Time, by the mutual written consent of Prime and First Sterling, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

               (b) Delay. At any time prior to the Effective Time, by Prime or First Sterling, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by March 31, 1997, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(b).

               (c) No Approval. By First Sterling or Prime, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event that (i) the consent of the Regulatory Agencies for consummation of the transactions contemplated by this Agreement shall have been denied by final action of any such agency and the time for appeal shall have expired, or (ii) any shareholder approval required by Section 6.01 herein is not obtained at the First Sterling Meeting or the Prime Meeting.

               (d) Material Breach. By First Sterling if there has been a material breach by Prime of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten (10) business days following receipt by Prime of notice of such breach; and by Prime if there has been a material breach by First Sterling of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten (10) business days following receipt by First Sterling of notice of such breach. The right to terminate this Agreement under this Section 8.01(d) shall not be available to any party which at such time is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement.

          8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Sections 7.05 and 9.06, and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

          8.03 Amendment. This Agreement and the Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by their respective shareholders, provided that after any such approval, no amendment shall be made which (i) changes the Exchange Ratio, (ii) in any way materially adversely affects the rights of the holders of the First Sterling Shares or the holders of the outstanding Prime Common Stock, or (iii) changes any of the principal terms of this Agreement or the Merger Agreement, in each case without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          8.04 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein (subject to applicable law). Any agreement on the part of the parties hereto to any such extension or waiver shall be valid if set forth in an instrument signed on behalf of both of the parties hereto.


                                ARTICLE IX
                              GENERAL MATTERS

          9.01 Survival. None of the representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time.

          9.02 Assignment. This Agreement may not be assigned, whether by operation of law or otherwise, without the prior written consent of the other party hereto, and any such attempted assignment shall be void and of no effect.

          9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

          9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles thereof.

          9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC registration fees shall be shared 30% by First Sterling and 70% by Prime.

          9.06 Confidentiality.

               (a) "Confidential Information" includes any information relating to the parties generally, including but not limited to regulatory compliance, management, employees, administration, financial condition, assets, portfolio quality, business plan, lists or compilations of customers or customer related information, correspondents, prospects and contacts, and ways of doing business, pricing formulas, business or marketing practices or strategies, whether written, graphic or oral, furnished directly or indirectly by either of the parties to the other, except the following: (i) Information that is now in the public domain or subsequently enters public domain without an act or fault on the part of a party receiving the information or by any affiliates, officers, directors, associates, partners, agents, advisors, employees, attorneys, accountants, auditors, financial advisors, investment bankers or other representatives ("Representatives") of that party; or (ii) Information that either party receives on a non-confidential basis from any third party having a lawful right to disclose such information.

               (b) Each party shall maintain, and shall cause its Representatives to maintain, in confidence all Confidential Information and agree that the Confidential Information will be made available only to those Representatives of the receiving party who are directly concerned with the discussions, negotiations, due diligence or evaluations contemplated hereby, and only after each of such persons shall have been advised of the obligations created by this Section and shall agree to be bound by its terms. Upon a request by a party, the other party will cause such of its Representatives to execute confidentiality agreements similar to this Section. Each party will maintain a list of individuals to whom any part of the Confidential Information is disclosed, and will make such list available to each other upon request. Each party shall take all necessary precautions to prevent the Confidential Information from being disclosed or provided to any unauthorized person or entity. Notwithstanding the foregoing, it is agreed that each party may disclose this agreement or the fact of their discussions or negotiations to its applicable banking and securities law regulators.

               (c) Neither party shall use the Confidential Information for any purpose other than for the purpose of conducting the discussions, negotiations, due diligence and evaluations described herein and consummating the Merger without first obtaining the prior written consent of the other party. Neither party, nor either party's Representatives, shall do any of the following, each of which shall be deemed a wrongful use of Confidential Information and a breach of a separate covenant and undertaking by the parties:

                    (i) Knowing and directly solicit the present or former customers, or the prospects or employees, of the disclosing party or its affiliates revealed by the Confidential Information (however, general marketing and advertising activities, and routine communications with a party's existing customers, conducted by such party in its normal course of business, will not be considered a violation of this letter provided Confidential Information is not used in any manner in connection with such activities or communications); or

                    (ii) Directly or indirectly provide to any competitor of the disclosing party or its affiliates, or directly or indirectly permit any competitor of the disclosing Party or its affiliates to obtain, any Confidential Information.

               (d) If either party determines, on the advice of its legal counsel or otherwise, that it is legally obligated or compelled to disclose any Confidential Information, such party (the "Discloser") will provide the other (the "Other Party") with prompt notice of such determination prior to making any disclosure. In such event, the parties will endeavor in good faith to cooperate in making a joint determination regarding the necessity, timing, form and content of any public disclosures. If the parties cannot agree, and if the Other Party does not obtain an injunction or other relief preventing such disclosure, the Discloser agrees to publicly disclose only that portion of the Confidential Information which, according to the advice of legal counsel, is legally required.

               (e) In the event the Merger is not consummated, each party shall promptly return to the other party such other party's Confidential Information, together with all documents and copies relating thereto, to the other party, and will upon request confirm in writing to the other party that it has caused its Representatives to destroy all notes and memoranda made concerning the Confidential Information. Either party may, in its sole discretion, at any time request a return of any or all Confidential Information and related documents and copies, and the other party shall thereupon immediately cause its Representatives to return the same. Each party agrees to immediately notify the other if it receives legal process requesting any Confidential Information, documents or testimony concerning any aspects thereof or litigation touching upon the proposed business combination.

               (f) The parties agree that failure to maintain the confidentiality of the Confidential Information would result in irreparable harm to the parties and that in the event of such failure or violation, in addition to any and all other legal and equitable remedies that may be available, the parties may obtain temporary restraining orders, preliminary injunctions or similar equity relief in any courts in which it chooses to seek such remedy.

          9.07 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Prime, to:           Prime Bancorp, Inc.
                           6425 Rising Sun Avenue
                           Philadelphia, PA  19111
                           Attention:  James J. Lynch,
                           President and Chief Executive Officer

                           Telecopy:  (215) 742-6457

With a copy to:            Stradley, Ronon, Stevens & Young, LLP
                           Great Valley Corporate Center
                           30 Valley Stream Parkway
                           Malvern, PA  19355-1481
                           Attention:  David F. Scranton, Esquire

                           Telecopy:  (610) 640-1965


If to First Sterling, to:  First Sterling Bancorp, Inc.
                           80 West Lancaster Avenue
                           Devon, PA  19333
                           Attention:  William H. Bromley, President

                           Telecopy:  (610) 971-0138

With a copy to:            Kania, Lindner, Lasak and Feeney
                           Two Bala Plaza, Suite 525
                           Bala Cynwyd, PA  19004
                           Attention:  John Lasak, Esquire

                           Telecopy:  (610) 668-9676

          9.08 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provisions shall be interpreted to be only so broad as is enforceable.

          9.09 Structure. The parties hereto agree to consider the benefits of consolidating into a newly formed Delaware or Pennsylvania corporation in lieu of the Merger, and in the event that they determine it is in their mutual best interests to structure the transaction in such fashion, they agree to execute and deliver such modification to this Agreement as is mutually acceptable.

          9.10 Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          9.11 Headings. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.



                                            PRIME BANCORP, INC.



Attest:  /s/ Joseph A. Fluehr, III          By:  /s/ James J. Lynch
         Joseph A. Fluehr, III                   James J. Lynch
         Secretary                               President and CEO


                                            FIRST STERLING BANCORP, INC.



Attest: /s/ James D. Kania                  By: /s/ William H. Bromley
        James D. Kania                          William H. Bromley
        Assistant Secretary                     President


























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